                TENTH AMENDMENT TO THE PARTICIPATION AGREEMENT

This Amendment, dated as of March 6, 2017, amends the Participation Agreement (the "Agreement") dated the 1st day of October, 1999, by and among BRIGHTHOUSE LIFE INSURANCE COMPANY (fka MetLife Insurance Company USA, "Insurance Company"), on behalf of itself and certain of its separate accounts; AMERICAN FUNDS INSURANCE SERIES (the "Series"); AMERICAN FUNDS DISTRIBUTORS, INC. ("AFD"); and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed such terms in the Agreement.

WHEREAS, on March 6, 2017, Insurance Company has changed its name to Brighthouse Life Insurance Company;

WHEREAS, the parties desire to amend the Agreement to update the address of Insurance Company in Paragraph 21;

WHEREAS, the parties desire to revise the list of Contracts in Appendix A and the list of Accounts in Appendix B, to reflect name changes resulting from Insurance Company's name change;

WHEREAS, Insurance Company, Series, AFD and CRMC desire to amend the Agreement;

NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties agrees to amend the agreement as follows:

1. Paragraph 21 is amended to read, in relevant part, as follows:

        "If to Insurance Company:

        Brighthouse Life Insurance Company
        One Financial Center, 21st Floor
        Boston, MA 02111
        Attn: Law Department"

2. Appendix A of the Agreement is hereby deleted in its entirety and replaced with Appendix A attached hereto.

3. Appendix B of the Agreement is hereby deleted in its entirety and replaced with Appendix B attached hereto.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 10 to the Agreement to be executed in its name and on its behalf by and through their duly authorized officers signing below.

                                          METLIFE INSURANCE COMPANY USA (TO BE
                                          RENAMED BRIGHTHOUSE LIFE INSURANCE
                                          COMPANY AS OF MARCH 6, 2017)
                                          (ON BEHALF OF ITSELF AND EACH ACCOUNT)

                                          By: /s/ Greogry E. Illson
                                              ----------------------------------
                                          Name: Greogry E. Illson
                                          Title: Vice President

                                          AMERICAN FUNDS DISTRIBUTORS, INC.

                                          By: /s/ Timothy McHale
                                              ----------------------------------
                                          Name: Timothy McHale
                                          Title: Secretary

                                          AMERICAN FUNDS INSURANCE SERIES

                                          By: /s/ Steven I Roszalka
                                              ----------------------------------
                                          Name: Steven I Roszalka
                                          Title: Secretary

                                          CAPITAL RESEARCH AND MANAGEMENT
                                          COMPANY

                                          By: /s/ Michael J Downer
                                              ----------------------------------
                                          Name: Michael J Downer
                                          Title: SR Vice President and
                                          Secretary

                                  Appendix A
                                  ----------

Representative Contracts:

Annuities
---------

 Blue Print I Unregistered                    Prime Builder II Unregistered
 Blue Print II Unregistered                   PrimElite
 Brighthouse Access                           PrimElite II
 Brighthouse Retirement Account               PrimElite III
 Brighthouse Retirement Perspectives          PrimElite IV
 Class A                                      Retirement Companion
 Class B                                      SecurAnnuity
 Flexible Bonus                               Series O
 Flexible Value                               Smart Choice
 Gold Track                                   Ultimate
 Gold Track Select                            Unallocated Group Variable Annuity
 Gold Track Select- NY Plans                  Unregistered Gold Track
 Investment Portfolio Architect               Unregistered Gold Track Express
 Marquis Portfolios [Brighthouse Separate     Unregistered Gold Track- VSP
 Account Eleven]
                                              Vintage
 Marquis Portfolios [Brighthouse Separate     Vintage Access
 Account A]                                   Vintage II
 Portfolio Architect                          Vintage II (Series II)
 Portfolio Architect 3                        Vintage L
 Portfolio Architect Access                   Vintage L [Brighthouse Separate Account
                                              A]
 Portfolio Architect II
 Portfolio Architect L                        Vintage XC
 Portfolio Architect Plus                     Vintage XTRA
 Portfolio Architect XTRA                     Vintage XTRA (Series II)
 Prime Builder I Unregistered                 Vintage 3

Life
----

 Brighthouse Variable Life                    COL II
 Brighthouse Variable Life Accumulator        COLI III
 Brighthouse Variable Life Accumulator        COLI IV
 (Series 2)                                   COLI Select
 Brighthouse Variable Life Accumulator        COLI PPVUL
 (Series III)                                 Equity Advantage VUL
 Brighthouse Variable Survivorship Life II
 COLI 2000

                                  Appendix B
                                  ----------

Brighthouse Fund UL for Variable Life Insurance       (fka MetLife of CT Fund UL for
                                                       Variable Life Insurance)

Brighthouse Fund UL III for Variable Life Insurance   (fka MetLife of CT Fund UL III for
                                                       Variable Life Insurance)

Brighthouse Separate Account A                        (fka MetLife Investors USA Separate
                                                       Account A)

Brighthouse Separate Account CPPVL2                   (fka MetLife of CT Separate Account
                                                       CPPVL1)

Brighthouse Separate Account Eleven for Variable      (fka MetLife of CT Separate Account
Annuities                                              Eleven for Variable Annuities)

Brighthouse Separate Account QPN for Variable         (fka MetLife of CT Separate Account
Annuities                                              QPN for Variable Annuities)

Brighthouse Variable Annuity Account C                (fka MetLife Investors Variable
                                                       Annuity Account One)

Brighthouse Variable Life Account A                   (fka MetLife Investors USA Variable
                                                       Life Account A)